UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 22, 2025

PCB BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 22, 2025, PCB Bancorp (the “Company”) received a notice (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Form 10-Q”), the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).
The Notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq and the Company currently expects to regain compliance in the near future.
The Company was unable to timely complete and file the Form 10-Q because it requires additional time to determine the value of a Securities Purchase Option Agreement affording the Company the right, subject to certain conditions, to repurchase its Series C Preferred Stock issued to the U.S. Treasury under the Emergency Capital Investment Program.
The Notice states that the Company has 60 calendar days from May 22, 2025, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. The Company intends to submit a plan to regain compliance within the 60-day period. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-Q to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.
The Company plans to file the Form 10-Q as promptly as practicable and prior to the 60-day deadline for submitting a compliance plan to Nasdaq.
Item 7.01 Regulation FD Disclosure.
On May 23, 2025, the Company issued a press release regarding its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1.
The information set forth in this Item 7.01 and Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 and Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing to this Current Report.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about the Company that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “intend,” “may,” “plan,” “should,” “will,” or the negative of these words or other similar terms or expressions. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a further material delay in the Company’s financial reporting, including as a result of unanticipated factors; the possibility that the Company may identify errors or control deficiencies in its accounting practices; the possibility that the Company will be unable to regain compliance with, or thereafter continue to comply with, Nasdaq’s Listing Rules; the possibility that Nasdaq may delist the Company’s securities; and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2024. The forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company as of the date of this report, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, these statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, the Company does not undertake to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press release of PCB Bancorp dated May 23, 2025
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCB Bancorp

Date:	May 23, 2025	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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